UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: May 19, 2011
DOLE FOOD COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
One Dole Drive
Westlake Village, California 91362
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (818) 879-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders
On May 19, 2011, Dole Food Company, Inc. held its Annual Meeting of Stockholders. An election was held to elect two directors to hold office for a term of three years. Elaine L. Chao and Sherry Lansing were re-elected as directors with the following vote results: Elaine L. Chao, 81,273,840 votes for, 691,147 votes withheld and 3,118,512 broker non-votes; and Sherry Lansing, 81,436,349 votes for, 528,638 votes withheld and 3,118,512 broker non-votes. The stockholders voted to ratify the appointment of Deloitte & Touche LLP as Dole’s independent registered public accounting firm for the fiscal year ending December 31, 2011 with the following vote results: 84,979,573 votes for ratification, 90,575 votes against and 13,391 abstentions. The stockholders voted in favor of the advisory resolution on executive compensation with the following vote results: 81,267,380 votes for the resolution, 584,032 votes against, 113,575 abstentions and 3,118,512 broker non-votes. The stockholders voted in favor of an advisory resolution providing for a three-year frequency of future advisory votes on executive compensation with the following vote results: 62,596,482 votes for 3 Years, 53,267 votes for 2 Years, 19,204,087 votes for 1 Year, 111,151 abstentions and 3,118,512 broker non-votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dole Food Company, Inc.
May 20, 2011	Registrant

	By:	/s/ C. Michael Carter C. Michael Carter
Executive Vice President, General Counsel and Corporate Secretary

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